EXHIBIT 21

                              LIST OF SUBSIDIARIES

                Name                                      State of Incorporation
                ----                                      ----------------------

Prairie Telephone Co., Inc.                                        Iowa
Westside Independent Telephone Company                             Iowa
Tele-Services, Ltd.                                                Iowa
BTC, Inc.                                                          Iowa


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